THE BANK OF CALIFORNIA

AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ACCOUNTS AND EQUIPMENT

THIS SIXTH AMENDMENT ("Amendment") is made effective as of the 9th day of June, l995, by and between Auto-Graphics, Inc., a California corporation ("Borrower") and THE BANK OF CALIFORNIA,N. A., a national banking association ("Bank").

RECITALS

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Second Amended and Restated Revolving Credit Agreement Accounts and Equipment dated August 28, 1992 as amended January 5, 1993,
June 9, 1993, June 13, 1994, January 27, 1995 and June 30, 1994 (the
"Agreement");

B. Borrower and Bank have agreed to amend the Agreement to reflect certain changes in the terms and conditions set forth therein.

NOW, THEREFORE, the parties hereto agree as follows:

The definition of "Termination Date" appearing in Article One of the Agreement is hereby deleted in its entirety, and the following substituted therefor

"1.32 'Termination Date' means the earlier of (a) May 30, 1996 for the Revolving Credit and Revolving Equipment/Capitalized Software Development Cost Credit, or (b) the date Bank may terminate making Advances pursuant to the rights of Bank under Article 9."

GENERAL AMENDMENT PROVISIONS

A. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment, and this Amendment and the Agreement shall be read together as one document. Where any provisions of the Agreement amended by this Amendment appear in a promissory note tied to the Agreement, the same provisions in said promissory note shall be deemed likewise amended.

B. Borrower hereby confirms all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Further, Borrower certifies that, as of the date of this Amendment, there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused the Amendment to become effective as of the date and year first written above.

THE BANK OF CALIFORNIA, N. A.
By: ss/ John Allred
	John Allred
Title:  Vice-President

Auto-Graphics, Inc., a California Corporation
By: ss/  Robert S. Cope
	 Robert S. Cope
Title:   President